SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2016

Avalanche International Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-179028	38-3841757
(State or other jurisdiction of	(Commission Film Number)	(I.R.S. Employer Identification
incorporation)		No.)

5940 S. Rainbow Blvd., Las Vegas, NV 89118

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (888) 863-9490

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Wre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS ANT OPERATIONS
Item 1.01	Entry Into A Material Definitive Agreement

On April 13, 2016, through our wholly-owned subsidiary, Restaurant Capital Group, LLC (“RCG”) we entered into an agreement to finance a new restaurant owned by Philo Group, LLC (“Philo”). The restaurant will be named Giulia, and will feature Italian fusion cuisine and two stylish full service bars with an intimate lounge atmosphere. Glulia, which is scheduled to open in May of 2016, is located near the Financial District, LA Live, and the Staples Center in downtown Los Angeles.

We provided $330,000 in financing to Philo under a Senior Secured Property Note (the “Philo Note”).  The Philo Note bears interest at a rate of sixteen percent (16%) per year, requires monthly interest payments, and is due within six (6) months from the date of issue.  The Philo Note features and original issue discount of $75,000 and allows for legal fees up to $5,000. The Philo Note is personally guaranteed by the principal of Philo, and secured by all assets of Philo. In addition, the principal of Philo has agreed to further secure the loan by pledging several pieces of real property located in California.

We funded the Philo Note from our transaction with JLA Realty Associates, LLC (“JLA”), a Senior Secured Property Note in the amount of $330,000 (the “JLA Note”) issued to JLA by RCG. The JLA Note features terms mirroring those of the Philo Note, including 16% annual interest, a due date six months from issue, and required monthly interest payments. The JLA note is secured by all of the assets of RCG and, in addition, is personally guaranteed by our Chairman, Milton C. Ault III. Mr. Ault serves as the Manager of RCG.

The foregoing is a brief summary of the material terms of the Philo Note and JLA Notes, each of which should be reviewed in its entirety for additional information.

In addition to the financing from JLA discussed above, RCG has received financing from MCKEA Holdings, LLC under a Promissory Note dated March 4, 2016 (the “MCKEA Note”). The MCKEA Note has a face amount of $100,000 and bears interest a rate of fifteen percent (15%) per year. All principal and interest accrued under the MCKEA Note is due on or before August 4, 2016. To date $53,800 has been advanced to RCG under the MCKEA Note. MCKEA Holdings, LLC is the majority member of Philou Ventures, LLC, which is our controlling shareholder. Kristine L. Ault is the Manager of MCKEA Holdings, LLC and the wife to the Chairman of Avalanche International, Corp., Milton C. Ault, III.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Senior Secured Property Note issued to Restaurant Capital Group, LLC by Philo Group, LLC
10.2	Senior Secured Property Note issued to JLA Realty Associates, LLC by Restaurant Capital Group, LLC
10.3	Promissory Note issued to MCKEA Holdings, LLC by Restaurant Capital Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Avalanche International Corp.

/s/ Philip E. Mansour
Philip E. Mansour President and Chief Executive Officer Date: April 18, 2016